                                                                    Exhibit 99.5
                                     MATTEL

                     Unaudited Pro Forma Condensed Combined
                              Financial Statements

  We have provided unaudited condensed combined financial statements of Mattel after giving effect to the merger, which are referred to as "pro forma" information. In presenting these unaudited pro forma condensed combined financial statements, we treated our companies as if they had always been combined for accounting and financial reporting purposes. This method is known as the "pooling of interests" method of accounting. You should be aware that these unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and may not be indicative of the operating results or financial position that would have occurred or that will occur after the consummation of the merger.

  We have provided an unaudited pro forma condensed combined balance sheet as of March 31, 1999 that includes the impact of transaction costs related to the merger and tax benefits relating to Learning Company's net operating loss carryforwards and deductible temporary differences. The impact of merger integration and Mattel restructuring costs to be recognized in the second quarter of 1999 are not included in this balance sheet.

  We have also provided unaudited pro forma condensed combined statements of operations for the three-month periods ended March 31, 1998 and 1999 assuming the merger had occurred as of January 1, 1996. The unaudited pro forma condensed combined statements of operations for all periods presented exclude the positive effects of potential cost savings that the companies may achieve upon combining the resources of Mattel and Learning Company, transaction costs of approximately $75 to $85 million, including investment banking, legal and accounting fees and contractual incentive benefits, and merger integration and Mattel restructuring costs to be recognized in the second quarter of 1999.

  On March 5, 1998, Learning Company purchased Mindscape, Inc. Since the acquisition of Mindscape, Inc. is material to Learning Company's results of operations, we have included the preacquisition results of Mindscape, Inc. in the unaudited pro forma condensed combined statement of operations for the three-month period ended March 31, 1998 as if the acquisition had occurred on January 1, 1998.

  The historical financial statements of Mattel as of and for the three-month periods ended March 31, 1998 and 1999 are derived from Mattel's unaudited consolidated financial statements previously filed with the Securities and Exchange Commission on Forms 10-Q and 10-Q/A. The historical financial statements of Learning Company as of and for the three-month period ended March 31, 1998 are derived from Learning Company's unaudited consolidated financial statements previously filed with the Securities and Exchange Commission on Form 10-Q/A. The historical financial statements of Learning Company as of and for the three-month period ended March 31, 1999 are derived from Learning Company's unaudited consolidated financial statements previously filed with the Securities and Exchange Commission on Mattel's Form 8-K/A filed on June 9, 1999. These financial statements were prepared in accordance with generally accepted accounting principles applied to interim financial information. In the opinion of Mattel's and Learning Company's management, all adjustments necessary for a fair presentation of financial information for such interim periods have been included.

                                    Mattel

              Unaudited Pro Forma Condensed Combined Balance Sheet
                              As of March 31, 1999


                                                                      Historical                       Pro Forma
                                                           -----------------------------     ----------------------------
                                                                              Learning
                                                               Mattel         Company         Adjustments      Combined
                                                           ------------     ------------     -------------    -----------
                                                                                     (In millions)
ASSETS
Current Assets:
       Cash, cash equivalents and marketable securities       $   50.2            $191.9            $   -        $  242.1
       Accounts receivable, net                                  880.4             188.6                -         1,069.0
       Inventories                                               567.6              79.9                -           647.5
       Prepaid expenses and other current assets                 290.7              90.0             37.3  (a)      418.0
                                                           -----------      ------------     ------------     -----------
              Total current assets                             1,788.9             550.4             37.3         2,376.6
                                                           -----------      ------------     ------------     -----------

Property, plant and equipment, net                               733.5              25.9                -           759.4
Other noncurrent assets                                        1,454.9             248.9             27.2  (a)    1,731.0
                                                           -----------      ------------     ------------     -----------
               Total Assets                                   $3,977.3            $825.2            $64.5        $4,867.0
                                                           ===========      ============     ============     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
       Short-term borrowings and current portion of long-
          term liabilities                                    $  292.8            $ 65.0            $   -        $  357.8
       Accounts payable, accrued liabilities and income
        taxes payable                                            796.0             246.9             49.3  (b)    1,092.2
                                                           -----------      ------------     ------------     -----------
              Total current liabilities                        1,088.8             311.9             49.3         1,450.0
                                                           -----------      ------------     ------------     -----------

Long-term debt                                                   983.4             201.0                -         1,184.4
Other long-term liabilities                                      148.9               6.5                -           155.4
                                                           -----------      ------------     ------------     -----------
              Total long-term liabilities                      1,132.3             207.5                -         1,339.8
                                                           -----------      ------------     ------------     -----------

Stockholders' equity                                           1,756.2             305.8             15.2  (c)    2,077.2
                                                           -----------      ------------     ------------     -----------
              Total Liabilities and Stockholders' Equity      $3,977.3            $825.2            $64.5        $4,867.0
                                                           ===========      ============     ============     ===========

  See accompanying notes to unaudited pro forma condensed combined financial statements.

                                    Mattel
        Unaudited Pro Forma Condensed Combined Statement of Operations
                   For the Three Months Ended March 31, 1999


                                                                                 Historical                    Pro Forma
                                                                        --------------------------     -------------------------
                                                                                          Learning
                                                                          Mattel           Company       Adjustments    Combined
                                                                        ---------        ----------    --------------  ---------
                                                                                    (In millions, except per share data)
Net Sales                                                                $692.1              $186.8       $      -       $878.9
        Cost of sales                                                     375.4                65.0              -        440.4
                                                                        -------          ----------    -----------     --------
Gross Profit                                                              316.7               121.8              -        438.5
        Advertising and promotion expenses                                 92.0                24.7              -        116.7
        Other selling and administrative expenses                         209.4                50.1              -        259.5
        Amortization of intangibles                                        13.1                 9.9              -         23.0
        Restructuring and other charges                                       -                 3.9              -          3.9
        Interest expense                                                   24.9                 4.3              -         29.2
        Other expense (income), net                                         2.3                (6.3)             -         (4.0)
                                                                        -------          ----------    -----------     --------
(Loss) Income from Continuing Operations Before
   Income Taxes                                                           (25.0)               35.2              -         10.2
        (Benefit) provision for income taxes                               (7.2)               13.0           (0.7) (e)     5.1
                                                                        -------          ----------    -----------     --------
(Loss) Income from Continuing Operations                                  (17.8)               22.2            0.7          5.1
        Preferred stock dividend requirements                               2.0                   -              -          2.0
                                                                        -------          ----------    -----------     --------
(Loss) Income from Continuing Operations Applicable to
   Common Shares                                                         $(19.8)             $ 22.2       $    0.7       $  3.1
                                                                        =======          ==========    ===========     ========
Basic (Loss) Income Per Common Share (f):
(Loss) Income Per Share from Continuing Operations                       $(0.07)             $ 0.24                      $ 0.01
                                                                        =======          ==========                    ========
Average Number of Common Shares                                           286.2                91.9                       396.5
                                                                        =======          ==========                    ========

Diluted (Loss) Income Per Common Share (f):
(Loss) Income Per Share from Continuing Operations                       $(0.07)             $ 0.20                      $ 0.01
                                                                        =======          ==========                    ========
Average Number of Common and Common Equivalent
   Shares                                                                 286.2               112.1                       422.3
                                                                        =======          ==========                    ========

       See accompanying notes to unaudited pro forma condensed combined financial statements.

                                    Mattel
        Unaudited Pro Forma Condensed Combined Statement of Operations
                   For the Three Months Ended March 31, 1998


                                                                     Historical                       Pro Forma
                                                       ----------------------------------   -----------------------------
                                                                   Learning
                                                        Mattel      Company    Mindscape     Adjustments        Combined
                                                       ---------   --------   -----------   -------------     -----------
                                                                            (Preacquisition)
                                                                   (In millions, except per share data)
Net Sales                                                 $705.1     $179.4        $  9.1           $   -         $ 893.6
        Cost of sales                                      381.2       63.4           9.8               -           454.4
                                                       ---------   --------   -----------   -------------     -----------
Gross Profit                                               323.9      116.0          (0.7)              -           439.2
        Advertising and promotion expenses                  98.0       21.1          12.5               -           131.6
        Other selling and administrative expenses          183.8       58.3          11.8               -           253.9
        Amortization of intangibles                          7.7       81.9           2.6             2.6  (d)       94.8
        Restructuring and other charges                        -       15.2          16.6               -            31.8
        Interest expense                                    16.4        6.7             -               -            23.1
        Other expense (income), net                          0.2       (2.3)            -               -            (2.1)
                                                       ---------   --------   -----------   -------------     -----------
Income (Loss) from Continuing Operations Before
   Income Taxes                                             17.8      (64.9)        (44.2)           (2.6)          (93.9)
        Provision for income taxes                           5.1          -           1.1             3.7  (e)        9.9
                                                       ---------   --------   -----------   -------------     -----------
Income (Loss) from Continuing Operations                    12.7      (64.9)        (45.3)           (6.3)         (103.8)
        Preferred stock dividend requirements                2.0          -             -               -             2.0
                                                       ---------   --------   -----------   -------------     -----------
Income (Loss) from Continuing Operations Applicable to
   Common Shares                                          $ 10.7     $(64.9)       $(45.3)          $(6.3)        $(105.8)
                                                       =========   ========   ===========   =============     ===========

Basic Income (Loss) Per Common Share (f):
Income (Loss) Per Share from Continuing Operations        $ 0.04     $(0.93)                                      $ (0.27)
                                                       =========   ========                                   ===========
Average Number of Common Shares                            293.0       69.4                                         387.2
                                                       =========   ========                                   ===========

Diluted Income (Loss) Per Common Share (f):
Income (Loss) Per Share from Continuing Operations        $ 0.04     $(0.93)                                      $ (0.27)
                                                       =========   ========                                   ===========
Average Number of Common and Common Equivalent
   Shares                                                  298.2       69.4                                         387.2
                                                       =========   ========                                   ===========

See accompanying notes to unaudited pro forma condensed combined financial statements.

                                     MATTEL
                Notes to Unaudited Pro Forma Condensed Combined
                              Financial Statements

1. Basis of Presentation

  The unaudited pro forma condensed combined financial statements assume a business combination between Mattel and Learning Company accounted for using the pooling of interests method and are based upon the respective historical financial statements and the accompanying notes of Mattel and Learning Company, as well as the historical financial statements of Mindscape, Inc.

  Each share of Learning Company series A preferred stock was converted into 20 shares of Learning Company common stock just prior to consummation of the merger. According to the merger agreement, each outstanding share of Learning Company common stock was then converted into the right to receive 1.2 shares of Mattel common stock.

  Although the transaction has been completed, the costs of the merger can only be estimated at this time. The unaudited pro forma condensed combined statements of operations for all periods presented exclude the positive effects of potential cost savings that the companies may achieve upon combining the resources of Mattel and Learning Company, transaction costs of approximately $75 to $85 million, including investment banking, legal and accounting fees and contractual incentive benefits, and merger integration and Mattel restructuring costs to be recognized in the second quarter of 1999.

  The unaudited pro forma condensed combined balance sheet as of March 31, 1999 includes the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date. The impact of merger integration and Mattel restructuring costs to be recognized in the second quarter of 1999 are not included in this balance sheet.

  Certain historical Learning Company and Mindscape, Inc. results have been reclassified to conform with Mattel's basis of presentation.

2. Pro Forma Adjustments

  Intercompany Transactions--There were no material intercompany transactions that required elimination from the unaudited pro forma condensed combined statements of operations or balance sheet.

 Balance Sheet

  (a) Other Current and Noncurrent Assets--The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the recognition of the estimated tax benefits related to Learning Company's net operating loss carryforwards and deductible temporary differences under the combined company's income tax position.

  (b) Accounts Payable, Accrued Liabilities, and Income Taxes Payable--The pro forma adjustment in the amount of $50 million, net of taxes, reflects accruals in connection with the estimated transaction costs of $75 million related to the merger. These costs are not considered in the unaudited pro forma condensed combined statements of operations. These estimated transaction costs will be charged against the results of operations in the second quarter of 1999.

                                     MATTEL
                Notes to Unaudited Pro Forma Condensed Combined
                        Financial Statements (Continued)

  (c) Stockholders' Equity--Stockholders' equity has been adjusted to reflect the following:

  --Common stock accounts are adjusted for the assumed issuance of approximately 123 million shares of Mattel common stock in exchange for approximately 102 million shares of Learning Company common stock (which includes shares of Learning Company common stock issued upon conversion prior to the merger of Learning Company Series A preferred stock at the rate of 20 common shares for each preferred share outstanding as of March 31, 1999) using the exchange ratio of 1.2.

  --Additional paid-in capital is adjusted for the effects of issuance of shares of Mattel common stock having a $1.00 par value per share in exchange for Learning Company Series A preferred stock and Learning Company common stock, each having a $0.01 par value per share, and the recognition of the tax benefits related to the exercise of Learning Company non-qualified stock options due to utilization of Learning Company's net operating losses in the unaudited pro forma condensed combined statements of operations.

  --Retained earnings is adjusted for the effects of:

     (1) accrual for the minimum of the estimated range for transaction costs related to the merger;

     (2) compensation expense related to the Learning Company restricted common stock; and

     (3) recognition of estimated tax benefits from the assessment of income tax valuation allowances under the combined company's expected income tax position.

 Statement of Operations

  (d) Amortization of Intangibles--In connection with its acquisition of Mindscape, Inc., Learning Company recorded goodwill and other intangible assets, which reflected the allocation of the purchase price paid to brands and trade names and completed technology and products. The pro forma adjustment reflects the amortization of the identifiable intangible assets acquired and goodwill over their estimated useful lives on a straight-line basis. The estimated useful lives of brands and trade names, completed technology and products, and goodwill are 10, 2 and 10 years, respectively.

  (e) Provision (Benefit) for Income Taxes--The unaudited pro forma adjustment reflects the reduction of valuation allowances established in Learning Company's historical financial statements resulting in the recognition of estimated benefits of net operating losses incurred by Learning Company in the unaudited pro forma condensed combined financial statements due to the combined company's expected income tax position.

  (f) Income (Loss) per Common Share--Historical and unaudited pro forma per share data of Mattel and Learning Company include the retroactive effect of the August 1998 merger of Broderbund Software, Inc. into Learning Company accounted for as a pooling of interests. Unaudited pro forma weighted average common shares outstanding for all periods presented are based upon Mattel's and Learning Company's combined historical weighted average shares, adjusted for dilutive common stock equivalents, as appropriate, and after adjustment of Learning Company's historical number of shares using the exchange ratio of 1.2.